                                                                   EXHIBIT 10.22

                           CLICKSOFTWARE TECHNOLOGIES,
                                       LTD


                                    RULES OF

                               APPROVED EXECUTIVE
                             SHARE OPTION SUB-SCHEME
                                FOR EMPLOYEES OF
                        CLICKSERVICE SOFTWARE EUROPE LTD



                              APPROVED BY THE BOARD
                              OF INLAND REVENUE ON
                              1 OCTOBER 2001 UNDER
                              REFERENCE X 20701/IDA

               as amended by the Board on 21 January 2004 and such
                 amendments approved by the Board of the Inland
                                 Revenue on [ ]


                                   BIRD & Bird
                                 90 Fetter Lane
                                 London EC4A 1JP

                               Tel: 0171 415 6000
                               Fax: 0171 415 6111

                         CLICKSOFTWARE TECHNOLOGIES, LTD

                       APPROVED SHARE OPTION SCHEME RULES

1.      DEFINITIONS

1.1 In these Rules of the Scheme the following words and expressions shall have the following meanings:

        "ADOPTION DATE" means the date on which the Scheme is adopted by the Company;

        "APPROVED SCHEME" means a share option scheme approved under Schedule 9 of the Taxes Act or Schedule 4;

        "ARTICLES" means the Articles of Association of the Company from time to time in force;

        "ASSOCIATED COMPANY" has the same meaning as in Section 416 of the Taxes Act;

        "AUDITORS" means the auditors for the time being of the Company;

        "BOARD" means the board of directors from time to time of the Company or a duly authorised committee thereof appointed in accordance with Rule 11.2;

        "CLOSE COMPANY" has the same meaning as in Chapter I of Part XI of the Taxes Act SAVE THAT for the purposes of determining whether a company is a close company for the purposes of this Scheme, sections 414(1)(a) and 415 of that Act shall be disregarded;

        "COMPANY" means ClickSoftware Technologies, Ltd;

        "CONTROL" means control as defined in Section 840 of the Taxes Act 1988;

        "DATE OF GRANT" means the date on which the Option is granted;

        "DEALING DAY" means a day on which NASDAQis open for business;

        "ELIGIBLE PERSON" means:

        (a) an employee who is a director of any member of the Group and required under his contract of employment to work for not less than 25 hours per week (excluding meal breaks) disregarding holiday entitlement; or

        (b)     any other employee of any member of the Group;

        "EMPLOYING COMPANY" means Clicksoftware Europe Limited or such other company within the Group that employs the Participant;

        "EXERCISE PRICE" means, in relation to an Option, the price per Share payable on the exercise of that Option;

        "GROUP" means the Company and all of the Subsidiaries and "member of the Group" shall be construed accordingly;

        "ITEPA" means the Income Tax (Earnings and Pensions) Act 2003 (as amended from time to time);

        "MARKET VALUE" means in relation to a Share on a given date:

        (a) the market value of such Share on that date as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with the Shares Valuation Division of the Inland Revenue; or

        (b) in the event that Shares are admitted to trading on NASDAQ an amount which is equal to the closing price of such Share as derived from the Dealing Day immediately preceding that date subject to such a method of valuation being agreed by the Shares Valuation Division of the Inland Revenue;

        "MATERIAL INTEREST" has the meaning given in paragraph 10 of Schedule 4;

        "OPERATIVE PERIOD" means the period of ten years commencing on the Adoption Date;

        "OPTION" means a right to acquire Shares under the Scheme;

        "PARTICIPANT" means an Eligible Person who has been granted an Option;

        "PAYE LIABILITY" means

        (a)     income tax payable by deduction under Part 11 of ITEPA;

        (b)     primary Class 1 National Insurance Contributions;

        (c) all or such part (as may from time to time be agreed in writing between the Participant and his Employing Company) of any secondary Class 1 National Insurance Contributions ("NIC") payable in respect of any gain which is treated as remuneration derived from the Participant's employment for NIC purposes by virtue of Section 4(4)(a) of the Social Security Contributions and Benefits Act 1992 (as amended); or

        (d)     any other similar taxes or duties,

        which the Employing Company would be required to account for to the Inland Revenue or other taxation authorities if a Participant exercised an Option

        "RULES" means the rules of the Scheme contained in this document and "RULE" shall be construed accordingly;

        "SCHEDULE 4" means Schedule 4 to the ITEPA;

        "THE SCHEME" means the scheme contained in this document as from time to time amended in accordance with the provisions hereof;

        "SHARES" means Ordinary Shares of NIS 0.02 each in the capital of the Company as defined in the Company's Articles of Association which satisfy the provisions of paragraphs 16 to 20 (inclusive) of Schedule 4 and "Share" shall be construed accordingly;

        "SUBSIDIARY" means a company which is a subsidiary of the Company within the meaning of Section 736 of the Companies Act 1985 and which is under the Control of the Company;

        "SUBSISTING OPTION" means an option granted under this Scheme or the Unapproved Scheme which has not lapsed or been exercised;

        "TAXES ACT" means the Income and Corporation Taxes Act 1988;

        "TERMINATION FOR CAUSE" means in relation to a Participant, termination of the Participant's employment with any member of the Group in circumstances giving rise to summary dismissal;

        "UNAPPROVED SCHEME" means the unapproved executive share option scheme adopted by the Company on 21 March 2000 and the UK Appendix to the 2000 Amended and Restated 2000 Share Option Plan, as now in effect or as hereafter amended;

        "VESTING DATES" means, as determined by the Board, the date as of which the Participant shall be entitled to exercise the Options or part of the Options, as set forth in Rule 7.2 of the Scheme; and

        "AMENDED AND RESTATED 2000 SHARE PLAN" means the Amended and Restated 2000 Share Plan adopted by the Company on 6 September 2001 as now in effect or as hereafter amended.

1.2 In these Rules the expression "holding company" and "subsidiary" have the same meanings as those contained in Section 736 of the Companies Act 1985.

1.3 The Rules of the Scheme and their definitions are separate from the rules of the 2000 Stock Plan and the terms of the 2000 Stock Plan shall have no effect in relation to the interpretation and implementation of the Scheme.

1.4 Any reference in these Rules to a statutory provision shall include a reference to that provision as amended or re-enacted from time to time and any subordinate legislation, orders or regulations made pursuant thereto. Where the context permits the singular shall include the plural and vice versa and the masculine gender shall include the feminine.

2.      ELIGIBILITY

2.1 Subject to the following provisions of this Rule 2, the Board shall have an absolute discretion as to the selection of persons to whom an Option is granted by the Company.

2.2     An Option shall not be granted to any person unless he is an Eligible
        Person.

2.3 An Option shall be personal to the Participant to whom it is granted and may not be transferred to or exercised by any other person other than his personal representatives.

2.4 An Option shall not be granted to any person at any time when he has or has within the preceding 12 months had, a Material Interest in a Close Company being either the Company or a company which has Control of the Company or is a member of a consortium which owns such a company.

3.      GRANT OF OPTIONS

3.1 An Option may, subject to Rule 2, be granted to a Participant at such times and on such terms in accordance with these Rules as the Board shall in its absolute discretion determine.

3.2     No Option may be granted after the expiry of the Operative Period.

3.3 As soon as practicable after the grant of an Option to a Participant by the Board pursuant to Rule 3.1, the Company shall issue to him, or procure the issue to him of an option certificate. The option certificate shall be issued under seal or in such manner as shall take effect as a deed of the Company. The option certificate shall be in the form determined by the Board from time to time (subject to the approval of the Inland Revenue), including in an electronic form, and shall state:

        (a)     the Date of Grant of the Option;

        (b)     the number of Shares in respect of which the Option is granted;

        (c)     the Exercise Price;

        (d) the date(s) on which the Option may be exercised and the extent to which the Option may be exercised on any such date;

        (e) any performance-related conditions imposed pursuant to Rule 8 to which the Option is subject;

        (f)     any variation to the Vesting Commencement Date, if appropriate;

        (g) that the Participant agrees to indemnify each member of the Group in respect of any tax liability arising in respect of the exercise of an Option (to the extent permitted by law),

        and is otherwise in such form as the Board may from time to time determine.

3.4 A Participant shall be entitled to renounce, surrender or cancel, or agree to the cancellation of, an Option within the period of 30 days immediately following the date of grant and if any Option is so renounced, surrendered or cancelled it shall be deemed for the purposes of this Scheme never to have been granted.

3.5 An Option shall not be granted by any person other than the Company without the prior approval of the Board.

4.      EXERCISE PRICE

        The Exercise Price shall be determined by the Board but shall be not less than the greater of the Market Value of Shares at the date of grant and the nominal value of a Share.

5.      EXERCISE OF OPTIONS

5.1     NOTICE OF EXERCISE

        An Option shall only be exercised by a Participant within such period as may be applicable by virtue of the terms on which the Option was granted and the provisions of Rules 7 and 8 below and subject thereto the exercise shall be effected in such form and manner as the Board may from time to time prescribe, including in an electronic form. In the absence of the Board prescribing to the contrary a Participant shall exercise an Option by his giving to the Company at its registered office prior notice in writing signed by the Participant, which notice shall specify the number of Shares (which shall be a multiple of 100 or be equal to the balance of the Shares remaining subject to the Option) in respect of which the Option is being exercised and shall be accompanied both by payment in full of the aggregate Exercise Price for the Shares in respect of which the Option is exercised and the option certificate evidencing the grant of the relevant Option for cancellation or amendment. The date of receipt of such notice shall (in the absence of the Board prescribing otherwise in the option certificate) be deemed to be the date of exercise of the Option or of the relevant portion of the Option, as the case may be.

5.2     ALLOTMENT

        The Company shall enter the Participant in the Company's register of members as the holder of the appropriate number of Shares within thirty days after the date of exercise of the Option (the date of such entry being, for the purposes of Rule 5.3 below, the "DATE OF ALLOTMENT") and (provided that the Company issues share certificates) the Company shall deliver to the Participant a definitive share certificate in respect thereof.

5.3     RIGHTS OF SHARES

        Any Shares issued pursuant to Rule 5.2 above shall rank pari passu in all respects and form a uniform class with the Shares in issue on the date of allotment save that they shall not rank for or be entitled to any dividend or other distribution or any issue of Shares by way of capitalization of profits or reserves or any issue of securities by way of rights which under the terms of a resolution passed by the Company is to be or is proposed to be paid or made to the holders of Shares on the register on a date prior to the date of allotment. The Shares shall be issued subject to the Articles.

5.4     LISTING

        The Company shall at its expense make application to the NASDAQ for the admission to trading on NASDAQ of all Shares allotted pursuant to the exercise of any Option if Shares are then traded on NASDAQ.

5.5     CONDITION PRECEDENT

5.5.1 In the event that any PAYE Liability becomes due on the exercise of an Option, the Option may not be exercised unless:

        5.5.1.1 the Employing Company is able to deduct an amount equal to the whole of the PAYE Liability from the Participant's net pay for the next pay period; or

        5.5.1.2 the Participant has paid to the Employing Company an amount equal to the PAYE Liability; or

        5.5.1.3 the sum of the amount that the Participant has paid to the Employing Company in respect of the Employing Company's obligation to satisfy the PAYE Liability and the total amount that the Employing Company is able to deduct from the Participant's net pay for the next pay period is equal to or more than the PAYE Liability; or

        5.5.1.4 the Participant has given irrevocable instructions to the Company's brokers (or any other person acceptable to the Company) for the sale of sufficient Shares acquired on the exercise of an Option to realize an amount equal to the PAYE Liability and the payment of the PAYE Liability to the Employing Company; or

        5.5.1.5  the Board determines otherwise.

5.5.2 An Option maybe granted subject to there being a condition that on exercise the Participant shall meet the Employing Company's Secondary Class 1 National Insurance Contributions due on the exercise cancellation or release of an Option. For this purpose, the Participant maybe required, if requested by the Employing Company at any time before the exercise of the Option, to enter into an election to transfer liability for such Secondary Class 1 National Insurance Contributions in a form approved by the Inland Revenue and acceptable to the Employing Company and to enter into such arrangements as may be approved by the Inland Revenue in order to secure that the payment of such liabilities is made on a timely basis.

6.      LIMITATIONS ON GRANTS

6.1 No options shall be granted pursuant to Rule 3 if such grant would result in the aggregate of:

        (a) the number of shares over which subsisting Options have been granted under the Unapproved Scheme after 21 March 2000, this Scheme and the Amended and Restated 2000 Share Plan, and any other share option plans which have previously been, or may in the future be, adopted by the Company; and

        (b) the number of shares which have been issued on the exercise of Options granted under the Unapproved Scheme after 21 March 2000, this Scheme and the Amended and Restated 2000 Share Plan, and any other share option plans which have previously been, or may in the future be, adopted by the Company;

        exceeding 3,400,000 shares.

6.2     INDIVIDUAL LIMITS

6.2.1 The number of Shares over which the Board may grant an Option to an Eligible Person on any date shall be limited so that the aggregate Market Value of those Shares and any other shares which may be acquired in respect of options previously granted to him under the Scheme and any other Approved Scheme, not being a savings related share option scheme, and established by the Company or any Associated Company of the Company does not exceed (pound)30,000 or such other amount as shall from time to time be specified in paragraph 6.1 of Schedule 4. For the purposes of this Rule the Market Value of a Share shall be calculated as at the time the option in respect of that Share was granted or such earlier time as may have been agreed in writing with the Board of Inland Revenue.

7.      TIME FOR EXERCISE OF OPTIONS

7.1 Notwithstanding the provisions of this Rule 7 the Option may not be exercised at any time when the Participant has a Material Interest with the Company.

7.2 Subject to the other provisions of Rule 5, this Rule 7 and Rule 8, the Option may not be exercised prior to such date or dates as provided in the Participant's option certificate ("the Vesting Dates") and to the extent stated in the Participant's option certificate.

7.3 If a Participant shall cease to be an Eligible Person by reason of circumstances giving rise to Termination for Cause the Option shall lapse and become of no effect.

7.4 If a Participant shall cease to be an Eligible Person otherwise than by reason of circumstances giving rise to Termination for Cause, the Participant (or his successors) may, subject to Rule 7.2 and Rule 8, exercise his Option to the extent not previously exercised by the Participant within two months of such cessation and to the extent not exercised after the end of that period the Option shall lapse and become of no effect.

7.5 For the purposes of this Rule 7 where a Participant's employment is terminated without notice he shall cease to be an Eligible Person on the date on which the termination takes effect and where the employment is terminated with notice he shall cease to be an Eligible Person on the date on which such notice is given.

8.      PERFORMANCE-RELATED CONDITIONS OF EXERCISE

8.1 The exercise of an Option shall be conditional upon the performance of the Company and, if the Board so determines, upon the performance of a Subsidiary and/or the Participant over such period and measured against such objective criteria as shall be determined by the Board and notified to the Participant when the Option is granted. If no such objective criteria are notified to the Participant when the Option is granted, this Rule 8 shall not apply in relation to the Option.

8.2 Any such condition may provide that the Option shall become vested in respect of a given number or proportion of the Shares over which it subsists according to whether, and the extent to which, any given performance target is met or exceeded.

8.3 After an Option has been granted the Board may, in appropriate circumstances, amend any performance-related condition of exercise of an option PROVIDED THAT no such amendment shall be made unless an event has occurred or events have occurred in consequence of which the Board reasonably considers, having due regard to the interests of the shareholders of the Company, that the terms of the existing performance-related condition(s) of exercise of the Option should be so varied for the purposes of ensuring that either the objective criteria against which the performance of the Company and/or any Subsidiary and/or the Participant will then be measured will be a fairer measure of such performance or that any amended performance condition will afford a more effective incentive to the Participant and will be no more difficult to satisfy than were the original condition(s) when first set.

8.4 If, in consequence of a performance condition being met, an Option becomes vested in respect of some but not all of the number of Shares over which it subsists it shall thereupon lapse and cease to be exercisable in respect of the balance of the Shares over which it was held.

9.      VARIATIONS IN THE SHARE CAPITAL OF THE COMPANY

9.1     VARIATION OF CAPITAL

        If at any time after the date of grant of an Option and before it ceases to be exercisable there is a variation of the share capital of the Company which involves the Shares by reason of:

        9.1.1   a capitalization of reserves; or

        9.1.2   a reduction, sub-division, or consolidation of capital,

        the Exercise Price and/or the number of Shares in respect of which the Option may be exercised shall be adjusted at the discretion of the Board to such extent and in such manner as the Auditors shall in their opinion consider confirm in writing to the Board to be fair and reasonable, but so that the aggregate Exercise Price payable on the exercise of an Option previously granted under these Rules shall not be increased or materially altered thereby and provided that any such adjustment shall be subject to prior approval of the Board of Inland Revenue.

9.2     NOTIFICATION

        All Participants shall be notified in writing of any such adjustments as soon as practicable thereafter and the Company shall be entitled to call in the instruments evidencing the grant of the Options affected by such adjustments for endorsement or replacement, as may appear appropriate.

10.     SUBSTITUTE OPTIONS FOLLOWING CHANGE IN CONTROL OF THE COMPANY

10.1    APPLICATION

        This Rule 10 applies where a company (the "Acquiring Company"):

        10.1.1  obtains Control of the Company as a result of making:

                (a) a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by the Acquiring Company and/or by its holding company and/or by any subsidiary of its holding company) made on a condition such that if it is satisfied the Acquiring Company will have Control of the Company; or

                (b) a general offer to acquire all the Shares (or such Shares as are not already owned by the Acquiring Company and/or by its holding company and/or by any subsidiary of its holding company); or

        10.1.2 obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under Section 425 of the Companies Act 1985; or

        10.1.3 becomes bound or entitled to acquire shares in the Company under Sections 428 to 430F of the Companies Act 1985.

10.2    RELEASE OF OPTIONS

        Subject to the conditions referred to in Rule 10.3, where this Rule 10 applies, a Participant may, by agreement with the Acquiring Company and within the period referred to in Rule 10.4, release his Option (the "OLD OPTION") in consideration of the grant to him of an option (the "NEW OPTION") over shares in the Acquiring Company or some other company falling within paragraph 16(b) or paragraph 16(c) of Schedule 4.

10.3    THE CONDITIONS

        The conditions referred to in Rule 10.2 are as follows:

        10.3.1 the shares over which the New Option is granted must comply with the conditions of paragraphs 16 to 20 (inclusive) of Schedule 4;

        10.3.2 the total market value (determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992) of the Shares subject to the Old Option immediately before its release must be equal to the total market value (as so determined) immediately after the grant of the New Option of the shares in respect of which the New Option is granted; and

        10.3.3 the aggregate subscription price payable by the Participant upon the exercise in full of his New Option must be equal to the aggregate Exercise Price which would have been payable by him had he exercised in full his Old Option in respect of the total number of Shares subject to the Old Option at the time of its release.

10.4    PERIOD FOR RELEASE

        The period referred to in Rule 10.2 is:

        10.4.1 in a case falling within Rule 10.1.1, six months beginning with the time when the Acquiring Company obtains Control of the Company and any condition subject to which the offer is made is satisfied;

        10.4.2 in a case falling within Rule 10.1.2, six months beginning with the time when the court sanctions the compromise or arrangement; and

        10.4.3 in a case falling within Rule 10.1.3, the period during which the Acquiring Company remains so bound or entitled.

10.5    CONSEQUENCES OF RELEASE

        Where a Participant is granted a New Option in consideration of the release of his Old Option in accordance with Rule 10, then:

        10.5.1 the New Option shall be exercisable in the same manner as the Old Option;

        10.5.2 the New Option shall be subject to the provisions of the Scheme as it had effect in relation to the Old Option immediately before its release; and

        10.5.3 with effect from the release, Rules 1, 5, 6, 8, 9, 10, 11, (except Rules 11.1 and 11.2) and 13 shall, in relation to the New Option, be construed as if references to the Company and to Shares were references to the Acquiring Company and to shares in the Acquiring Company or, as the case may be, the other company in respect of whose shares the New Option is granted.

11.     ADMINISTRATION OF THE SCHEME

11.1    GENERAL

        The Scheme shall in all respects be administered under the direction of the Board. The Board may make such rules for the conduct of the Scheme, not being inconsistent with the provisions of these Rules, as it shall think fit. Any dispute regarding the interpretation of the Scheme or the terms of any Option shall be determined by the Board (after seeking such advice as it shall consider necessary) and its decision shall be final and binding.

11.2    COMMITTEE

        The Board may delegate all or any of its powers in relation to the Scheme to a duly authorised committee of the Board.

11.3    AUTHORISED SHARE CAPITAL

        The Company shall at all times maintain an amount of authorised and unissued Shares sufficient to satisfy outstanding Options under the Scheme.

11.4    ARTICLES OF ASSOCIATION

        The provisions of the Articles for the time being with regard to the service of notices upon members of the Company shall apply mutatis mutandis to any notice to be given by the Company to Participants under the Scheme and all notices to be given to the Company under the Scheme shall be delivered or sent by post to the Company at its registered office.

11.5    TRUSTEES

        Any member of the Group may provide money to the trustee or trustees of any trust or any other person to enable it, him or them to acquire Shares to be held for the purposes of the Scheme, to enter into any guarantee or indemnity for these purposes, to the extent permitted by
        Section 153 of the Companies Act 1985.

11.6    COPIES OF DOCUMENTS

        The Participants shall be entitled to receive upon request copies of all accounts, circulars, and notices sent to holders of Shares.

12.     AMENDMENT OF THE SCHEME

12.1    RESOLUTION OF THE BOARD

        The Board shall at any time be entitled to amend by resolution all or any of the provisions of the Scheme provided that:

        12.1.1 no amendment to the Scheme shall be made which would prejudice the subsisting rights of existing Participants in any manner without the prior written consent of existing Participants entitled to exercise Options in respect of at least three quarters of the total number of Shares over which Options shall at that time be subsisting; and

        12.1.2 no amendment shall have effect until approved by the Board of Inland Revenue.

12.2    REVENUE APPROVAL

        The Board may at any time by resolution and without other formality amend the Scheme in any way to the extent necessary to secure and maintain the approval of the Scheme by the Board of Inland Revenue under
        Schedule 4 and to ensure that such approval is not withdrawn pursuant to any statutory modifications of the provisions of the Taxes Act or ITEPA.

12.3    NOTIFICATION

        On any such amendment being made by the Board all Participants shall be notified in writing as soon as practicable thereafter.

12.4    TERMINATION

        The Board or the Company in General Meeting shall be entitled by resolution to terminate the Scheme at any time but Options previously granted shall continue to be valid and exercisable in accordance with the provisions of the Scheme.

13.     ADDITIONAL PROVISIONS

13.1    CONFLICT

        Every Option shall be subject to the condition that no Shares shall be issued to a Participant following the exercise of an Option if such issue would be contrary to any enactment or regulation for the time being in force of the United Kingdom, Israeli or of any other country having jurisdiction in relation thereto. The Company shall not be bound to take any action to obtain the consent of any governmental authority to such issue or to take any action to ensure that any such issue shall be in accordance with any such enactment or regulation if such action could in the opinion of the Board be unduly onerous.

13.2    EMPLOYMENT

        The rights and obligations of a Participant under his terms of employment with any member of the Group shall not be affected by his participation in the Scheme and the Scheme shall not afford to a Participant any additional right to compensation in consequence of the termination of his employment for any reason whatsoever.

13.3    AUDITORS

        In any matter in which they are required to act under these Rules the Auditors shall be deemed to be acting as experts and not as arbitrators.

13.4    GOVERNING LAW

        The Scheme shall be governed by and interpreted in accordance with English Law.

                         CLICKSOFTWARE TECHNOLOGIES, LTD
                     APPROVED EXECUTIVE SHARE OPTION SCHEME
                               OPTION CERTIFICATE

Name of Optionholder:        ..................................................
Address of Optionholder:
                             ..................................................
                             ..................................................
Date of Grant                ..................................................
Maximum Number of Shares:
Exercise Price:              ..................................................
Vesting Dates:               ..................................................
                             ..................................................
                             ..................................................
                             ..................................................
Expiration Date:             ..................................................

ClickSoftware Technologies, Ltd HEREBY GRANTS to the Optionholder named above an Option to acquire the above number of Shares in the Company at the above Exercise Price.

This Option is exercisable subject to and in accordance with the rules of the ClickSoftware Technologies, Ltd Approved Executive Share Option Scheme ("the Scheme") as they are amended from time to time. It is exercisable in accordance with the performance conditions and the limitations on exercise contained in Part A and Part B respectively of the Schedule (if any) to this Option Certificate and the rules of the Scheme (and in particular Rule 7).

To exercise the Option the Optionholder should complete the Notice of Exercise on the reverse side of this Option Certificate.

The Optionholder agrees to be bound by their terms and conditions set out in the rules of the ClickSoftware Technologies, Ltd Approved Executive Share Option Scheme and the terms and conditions of exercise set out in the Schedule to this Option Certificate (including for the avoidance of doubt Rule 5.5 relating to PAYE Liability and secondary class 1 NICs);

The Option is not transferable and will lapse upon the occasion of an assignment, charge, disposal or other dealing with the rights conveyed by it.

EXECUTED AS A DEED by
CLICKSOFTWARE TECHNOLOGIES
LTD
acting by:                    Secretary/Director    ................

I HEREBY AGREE to accept the grant of this Option and agree and undertake to be bound by their terms and conditions set out in the rules of the ClickSoftware Technologies, Ltd Approved Executive Share Option Scheme and the terms and conditions of exercise set out in the Schedule to this Option Certificate (including for the avoidance of doubt Rule 5.5 relating to PAYE Liability and secondary class 1 NICs);


SIGNED but not delivered until the date hereof   )
AS A DEED by .................................   )
in the presence of:                              )  .........................
                                                     (OPTIONHOLDER SIGNATURE)
Witness signature:    ........................
Witness name (PRINT)  ........................
Address:              ........................
Occupation:           ........................

                                    SCHEDULE

                                     PART A
                             PERFORMANCE CONDITIONS

                                     PART B
                             LIMITATIONS ON EXERCISE

                         CLICKSOFTWARE TECHNOLOGIES, LTD
                     APPROVED EXECUTIVE SHARE OPTION SCHEME
                          NOTICE OF EXERCISE OF OPTION




To:  Company Secretary
     ClickSoftware Technologies, Ltd

From:..................................................(name in BLOCK CAPITALS)

.......................................................................(ADDRESS)
................................................................................
................................................................................


I, being the holder of the Option represented by this Certificate, hereby exercise the Option referred to overleaf in respect of .......... of the shares over which the Option may be exercised, and request the allotment or transfer to me of those shares in accordance with the rules of the Scheme and the Articles of Association of the Company.

I enclose a cheque made payable to ClickSoftware Technologies, Ltd in the sum of
$..... being the aggregate Exercise Price payable in full for such shares.

I am exercising my Option on the following basis:-

        (a)     It is more than 3 years since the date of grant of the Option

                or

        (b) It is less than 3 years since the date of grant of the Option and I am exercising within 2 months of leaving employment for injury, disability, redundancy (within the meaning of the Employment Rights Act
        1996), retirement on or after reaching the age at which I am bound to retire under the terms of my contract of employment which for the purposes of section 524 of ITEPA must not be less than 55

                or

        (c) I/we are the personal representative(s) of the optionholder and I/we are exercising within 2 months of the date of death of the optionholder

                or

        (d) It is less than 3 years since the date of grant of the Option and I am exercising the Option in accordance with the Rules of the Scheme

        PLEASE DELETE THE ALTERNATIVES IN 3 ABOVE WHICH DO NOT APPLY


Where I am exercising my option under 3(d) above then in respect of any amount of:

                (i) income tax payable by deduction under Part 11 of ITEPA ("PAYE"),

                (ii) primary Class 1 National Insurance Contributions ("employee's NIC"), and

                (iii) secondary Class 1 National Insurance Contribution ("employer's NIC")

                        ((i), (ii) and (iii) together hereinafter referred to as "the PAYE Liability") due on the exercise of this
                        Option, either      (please delete as appropriate)

                        (aa) I enclose a cheque for (pound)[ ] payable towards that PAYE Liability and if such sum is less than the aggregate amount of the PAYE Liability due on this exercise, I hereby authorise the Company or my Employing Company to deduct any amount of shortfall from my net pay for the next pay period; or

                        (bb) I hereby authorise the Company or my Employing Company to deduct an amount equal to the whole of the PAYE Liability from the my net pay for the next pay period; or

                        (cc) I hereby confirm that I have given irrevocable instructions to the Company's brokers (A COPY OF WHICH IS ATTACHED TO THIS NOTICE OF EXERCISE) for the sale of sufficient shares acquired on the exercise of this Option to realise an amount equal to the PAYE Liability and for the payment of the PAYE Liability to the Company or my Employing Company.



I wish the Ordinary Shares to be registered as fully paid in my name and agree to accept the Ordinary Shares subject to the Memorandum and Articles of Association of the Company.

I request you to issue a Share Certificate in respect of the Ordinary Shares.



Name (block letters)                              Signature
...............................                    ..............................

Address
...............................                    Date     .....................
...............................
...............................









NOTES:

1. This form must be accompanied by payment of the Exercise Price for the shares in respect of which the Option is exercised.

2. The Option may not be exercised in respect of less than 100 shares or (if less) all of the shares over which the Option subsists.

3. The Scheme has been approved by the Inland Revenue. There is no charge to income tax on the receipt of a right to acquire shares under such a scheme. Subject to paragraph 4 below, under current tax rules a charge to tax and employee national insurance contributions will arise on the exercise of the Option on the difference between the market value of the shares at the date of exercise and the price paid for them if the Option is exercised within 3 years of grant or at any time when this Scheme is not approved by the Board of Inland Revenue. Any exercise after the third anniversary of the date of grant will not attract an income tax or employee national insurance contributions charge on exercise. You will be liable to capital gains tax on ultimate disposal of your Shares, subject to any available reliefs (e.g. the CGT annual exemption) whether or not you pay income tax on exercise of the Option. Any amount charged to income tax on the exercise of your Option will, however, form part of the base cost of your Shares for capital gains tax purposes. The above comments assume that the Scheme continues to be approved by the Inland Revenue until the date of exercise.

4. If you are exercising the Option before the third anniversary of the date of grant and within two months of leaving employment of the Company or your Employing Company by reason of injury, disability, redundancy or retirement at or after your contractual normal retirement date you will not be liable to income tax and national insurance contributions.

5. Employer secondary Class 1 contributions will also become due on any amount subject to tax and/or employee national insurance contributions. By signing your option certificate you have agreed to enter into an election to transfer such liability from your employer to yourself.

6. IMPORTANT the Company does not undertake to advise you on the tax consequences of exercising your Option. If you are unsure of the tax liabilities which may arise, you should take appropriate professional advice before exercising your Option.